INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated February 27, 2001, filed with the ML Life Insurance Company of New York Annual Report on Form 10-K, into the Registration Statement on Form S-3 of ML Life Insurance Company of New York (No. 33-60288).




/s/ DELOITTE & TOUCHE LLP
--------------------------------
Deloitte & Touche LLP


New York, New York
March 29, 2001